Exhibit 99.1

Press Release

Contacts:

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

Verint Announces First Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., June 6, 2012 — Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the quarter ended April 30, 2012.

“We are pleased with our first quarter non-GAAP revenue of $200 million, representing 13.4% year-over-year growth.  We experienced double digit year-over-year revenue growth in both the enterprise and security intelligence markets with increases in all three geographies – Americas, EMEA, and APAC. Our strong results contributed to a record cash increase of approximately $40 million in the first quarter,” said Dan Bodner, CEO and President.

Financial Highlights

Below is selected unaudited financial information for the three months ended April 30, 2012 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended April 30, 2012 — GAAP		Three Months Ended April 30, 2012 — Non-GAAP
•	Revenue: $196.6 million	•	Revenue: $200.2 million
•	Operating Income: $21.0 million	•	Operating Income: $39.4 million
•	Diluted EPS: $0.16	•	Diluted EPS: $0.53

Financial Outlook

Below is Verint’s Non-GAAP outlook for the Year Ending January 31, 2013.

•                  We expect revenue in the range of $860 to $880 million

•                  We expect fully diluted earnings per share in the range of $2.55 to $2.70

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the first quarter ended April 30, 2012 and outlook for the year ending January 31, 2013. An online, real-time Webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-888-679-8038 (United States) and 1-617-213-4850 (international) and the passcode is 11913287. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as “Supplemental Information About Non-GAAP Financial Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2013.

About Verint Systems Inc.

Verint® (NASDAQ: VRNT) is the global leader in Actionable Intelligence® solutions and value-added services. Its extensive portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps worldwide organizations capture and analyze complex, underused information sources—such as voice, video and unstructured text—to enable more timely, effective decisions. More than 10,000 organizations in 150 countries, including over 85 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in New York and a member of the Russell 3000 Index, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks associated with our controlling stockholder’s (Comverse Technology, Inc. (“Comverse”)) strategic plans and related speculation and announcements, such as Comverse’s publicly announced plan to eliminate its holding company structure and maximize the value of its stake in Verint; risks associated with Comverse controlling our board of directors and the outcome of all matters submitted for stockholder action, including the approval of significant corporate transactions, such as certain equity issuances or mergers and acquisitions; risks associated with being a consolidated subsidiary of Comverse and formerly part of Comverse’s consolidated tax group; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investment in our business and operations and enhancing and securing our internal and external operations; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our ability to efficiently and effectively allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks associated with significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain undetected defects, which could expose us to substantial liability; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks relating to our ability to timely implement new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended April 30,
	2012	2011

Revenue:
Product	$91,999	$83,278
Service and support	104,636	93,054
Total revenue	196,635	176,332
Cost of revenue:
Product	30,892	22,531
Service and support	33,652	30,168
Amortization of acquired technology and backlog	3,784	2,650
Total cost of revenue	68,328	55,349
Gross profit	128,307	120,983
Operating expenses:
Research and development, net	28,403	26,368
Selling, general and administrative	72,723	70,235
Amortization of other acquired intangible assets	6,198	5,546
Total operating expenses	107,324	102,149
Operating income	20,983	18,834
Other income (expense), net
Interest income	130	148
Interest expense	(7,718)	(8,794)
Loss on extinguishment of debt	—	(8,136)
Other income, net	634	1,012
Total other expense, net	(6,954)	(15,770)
Income before provision for income taxes	14,029	3,064
Provision for income taxes	2,399	1,509
Net income	11,630	1,555
Net income attributable to noncontrolling interest	1,595	1,667
Net income (loss) attributable to Verint Systems Inc.	10,035	(112)
Dividends on preferred stock	(3,744)	(3,549)
Net income (loss) attributable to Verint Systems Inc. common shares	$6,291	$(3,661)

Net income (loss) per common share attributable to Verint Systems Inc.
Basic	$0.16	$(0.10)
Diluted	$0.16	$(0.10)

Weighted-average common shares outstanding
Basic	39,017	37,392
Diluted	39,889	37,392

Table 2

Verint Systems Inc. and Subsidiaries

Segment Revenue

(Unaudited)

(In thousands)

	Three Months Ended April 30,
	2012	2011

GAAP Revenue By Segment
Enterprise Intelligence	$109,827	$97,271

Video Intelligence	28,678	30,034
Communications Intelligence	58,130	49,027
Total Video and Communications Intelligence	86,808	79,061

GAAP Total Revenue	$196,635	$176,332

Revenue adjustments related to acquisitions
Enterprise Intelligence	$1,953	$—

Video Intelligence	780	235
Communications Intelligence	871	—
Total Video and Communications Intelligence	1,651	235

Total revenue adjustments related to acquisitions	$3,604	$235

Non-GAAP Revenue By Segment
Enterprise Intelligence	$111,780	$97,271

Video Intelligence	29,458	30,269
Communications Intelligence	59,001	49,027
Total Video and Communications Intelligence	88,459	79,296

Non-GAAP Total Revenue	$200,239	$176,567

Table 3

Verint Systems Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

(In thousands, except per share data)

	Three Months Ended April 30,
	2012	2011
Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$128,307	$120,983
Revenue adjustments related to acquisitions	3,604	235
Amortization of acquired technology and backlog	3,784	2,650
Stock-based compensation expenses	724	969
M&A and other adjustments	9	—
Non-GAAP gross profit	$136,428	$124,837

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$20,983	$18,834
Revenue adjustments related to acquisitions	3,604	235
Amortization of acquired technology and backlog	3,784	2,650
Amortization of other acquired intangible assets	6,198	5,546
Stock-based compensation expenses	5,712	7,550
M&A and other adjustments	(843)	4,702
Non-GAAP operating income	39,438	39,517
GAAP depreciation and amortization	14,096	12,954
Amortization of acquired technology and backlog	(3,784)	(2,650)
Amortization of other acquired intangible assets	(6,198)	(5,546)
M&A and other adjustments	—	(244)
Non-GAAP depreciation and amortization	4,114	4,514
Non-GAAP EBITDA	$43,552	$44,031

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(6,954)	$(15,770)
Loss on extinguishment of debt	—	8,136
Unrealized (gains) losses on derivatives, net	(336)	1,107
M&A and other adjustments	4	—
Non-GAAP other expense, net	$(7,286)	$(6,527)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$2,399	$1,509
Non-cash tax adjustments	1,459	2,120
Non-GAAP provision for income taxes	$3,858	$3,629

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$10,035	$(112)
Revenue adjustments related to acquisitions	3,604	235
Amortization of acquired technology and backlog	3,784	2,650
Amortization of other acquired intangible assets	6,198	5,546
Stock-based compensation expenses	5,712	7,550
M&A and other adjustments	(839)	4,702
Loss on extinguishment of debt	—	8,136
Unrealized (gains) losses on derivatives, net	(336)	1,107
Non-cash tax adjustments	(1,459)	(2,120)
Total GAAP net income adjustments	16,664	27,806
Non-GAAP net income attributable to Verint Systems Inc.	$26,699	$27,694

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income (loss) attributable to Verint Systems Inc. common shares	$6,291	$(3,661)
Total GAAP net income adjustments	16,664	27,806
Non-GAAP net income attributable to Verint Systems Inc. common shares	$22,955	$24,145

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.16	$(0.10)

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.53	$0.56

Shares used in computing GAAP diluted net income per common share (in thousands)	39,889	37,392

Shares used in computing non-GAAP diluted net income per common share (in thousands)	50,771	49,553

Table 4

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	April 30,	January 31,
	2012	2012

Assets
Current Assets:
Cash and cash equivalents	$189,832	$150,662
Restricted cash and bank time deposits	13,038	12,863
Accounts receivable, net	137,617	154,753
Inventories	15,165	14,414
Deferred cost of revenue	6,611	11,951
Prepaid expenses and other current assets	56,207	56,047
Total current assets	418,470	400,690
Property and equipment, net	29,304	28,289
Goodwill	833,572	828,758
Intangible assets, net	174,659	184,230
Capitalized software development costs, net	6,233	5,846
Long-term deferred cost of revenue	11,448	13,285
Other assets	36,673	38,497
Total assets	$1,510,359	$1,499,595

Liabilities, Preferred Stock, and Stockholders’ Equity
Current Liabilities:
Accounts payable	$43,362	$49,441
Accrued expenses and other current liabilities	183,989	168,947
Current maturities of long-term debt	6,239	6,228
Deferred revenue	157,808	156,772
Liabilities to affiliates	1,646	1,760
Total current liabilities	393,044	383,148
Long-term debt	589,392	591,151
Long-term deferred revenue	25,076	25,987
Other liabilities	50,896	69,472
Total liabilities	1,058,408	1,069,758
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $355,398 at April 30, 2012.	285,542	285,542
Commitments and Contingencies
Stockholders’ Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 39,421,000 and 39,265,000 shares, respectively; outstanding 39,128,000 and 38,982,000 shares, as of April 30, 2012 and January 31, 2012, respectively.	40	40
Additional paid-in capital	560,009	554,351
Treasury stock, at cost - 293,000 and 283,000 shares as of April 30, 2012 and January 31, 2012, respectively.	(7,767)	(7,466)
Accumulated deficit	(347,729)	(357,764)
Accumulated other comprehensive loss	(42,713)	(47,736)
Total Verint Systems Inc. stockholders’ equity	161,840	141,425
Noncontrolling interest	4,569	2,870
Total stockholders’ equity	166,409	144,295
Total liabilities, preferred stock, and stockholders’ equity	$1,510,359	$1,499,595

Table 5

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended April 30,
	2012	2011

Cash flows from operating activities:
Net income	$11,630	$1,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,096	12,954
Stock-based compensation — equity portion	4,986	5,785
Non-cash losses on derivative financial instruments, net	140	1,933
Loss on extinguishment of debt	—	8,136
Other non-cash items, net	275	3,132

Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	17,602	14,164
Inventories	(825)	(3,421)
Deferred cost of revenue	7,272	2,516
Prepaid expenses and other assets	536	1,178
Accounts payable and accrued expenses	(5,435)	(22,568)
Deferred revenue	(719)	(4,201)
Other, net	(2,026)	(1,869)
Net cash provided by operating activities	47,532	19,294

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(660)	(11,958)
Purchases of property and equipment	(4,075)	(3,131)
Settlements of derivative financial instruments not designated as hedges	(476)	(826)
Cash paid for capitalized software development costs	(1,127)	(1,076)
Changes in restricted cash and bank time deposits	(102)	1,543
Net cash used in investing activities	(6,440)	(15,448)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	—	597,000
Repayments of borrowings and other financing obligations	(1,738)	(583,362)
Payment of debt issuance and other debt-related costs	—	(13,952)
Proceeds from exercises of stock options	1,024	5,122
Purchases of treasury stock	(369)	(502)
Other financing activities	(1,424)	(1,804)
Net cash provided by (used in) financing activities	(2,507)	2,502
Effect of exchange rate changes on cash and cash equivalents	585	3,104
Net increase in cash and cash equivalents	39,170	9,452
Cash and cash equivalents, beginning of period	150,662	169,906
Cash and cash equivalents, end of period	$189,832	$179,358

Verint Systems Inc. and Subsidiaries

Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In prior periods, we also incurred (and excluded from our non-GAAP financial measures) significant cash-settled stock compensation expense due to our previous extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions and certain extraordinary transactions, whether or not consummated.  Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations, and expenses related to our restatement of previously filed financial statements and our previous extended filing delay.  These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net.  We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing of our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.